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                                                                 EXHIBIT 10.23

Pennsylvania
Loan No. C-332847
RECORDING REQUESTED BY

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Avenue - Rm N16WC
Milwaukee, WI 53202
Attn:  Sheila Lawton

                    SPACE ABOVE THIS LINE FOR RECORDER'S USE

DEVONSHIRE FIRST OPEN-END MORTGAGE AND SECURITY AGREEMENT

      THIS DEVONSHIRE FIRST OPEN-END MORTGAGE and SECURITY AGREEMENT is made as of the 30th day of September, 2003 between BROOKDALE SENIOR HOUSING, LLC, a Delaware limited liability company, herein (whether one or more in number) called "Mortgagor", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Mortgagee":

      WITNESSETH, That Mortgagor, in consideration of the indebtedness herein mentioned, does hereby grant, convey, mortgage and warrant unto Mortgagee forever, with power of sale and right of entry and possession, the following property (herein referred to as the "Property"):

      A. The land in the County of Allegheny, Commonwealth of Pennsylvania, described in Exhibit "A" attached hereto and incorporated herein (the "Land");

      B. All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

      C. All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of every description belonging to Mortgagor which are or may be placed or used upon the Land or attached to the buildings, structures or improvements, including, but not limited to,

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            all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, all carpeting, draperies, ranges, microwave ovens, refrigerators, dishwashers, computers, furniture, kitchen equipment, cleaning equipment, laundry equipment, automobiles and vans and all easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto; and

      D. Mortgagor's interest in all articles of personal property of every kind and nature whatsoever, now or hereafter located upon the Land or in or on the buildings and improvements and now owned or leased or hereafter acquired or leased by Mortgagor.

Mortgagor agrees not to sell, transfer, assign or remove anything described in B, C and D above now or hereafter located on the Land without prior written consent from Mortgagee unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value.

      Without limiting the foregoing grants, Mortgagor hereby pledges to Mortgagee, and grants to Mortgagee a security interest in, all of Mortgagor's present and hereafter acquired right, title and interest in and to the Property and any and all

      E. cash and other funds now or at any time hereafter deposited by or for Mortgagor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Mortgagee or a third party, or otherwise deposited with, or in the possession of, Mortgagee pursuant to the Loan Documents; and

      F. surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property, including, without limitation, that certain Management and Operating Agreement by and between Mortgagor and Brookdale Living Communities of Pennsylvania-ML, Inc.; and

      G. accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles, letter-of-credit rights, investment property and all other personal

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            property of Mortgagor (including, without limitation, any and all rights in the property name "The Devonshire of Mt. Lebanon"), and

      H. present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Mortgagor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

      If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Mortgagor authorizes Mortgagee to file a financing statement describing such Property and, at Mortgagee's request, agrees to join with Mortgagee in the execution of any financing statements and to execute any other instruments that may be necessary or desirable, in Mortgagee's determination, for the perfection or renewal of such security interest under the Uniform Commercial Code.

      TO HAVE AND TO HOLD the same unto Mortgagee for the purpose of securing:

      (a) Payment to the order of Mortgagee of the indebtedness evidenced by a promissory note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Mortgagor for the principal sum of THIRTY MILLION THREE HUNDRED FIFTY-FIVE THOUSAND DOLLARS ($30,355,000.00), with final maturity no later than October 1, 2009 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the "Note"), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

      (b) Payment of all sums that may become due Mortgagee under the provisions of, and the performance of each agreement of Mortgagor contained in, the Loan Documents.

      "Loan Documents" means this instrument, that certain Southfield First Mortgage and Security Agreement (the "Southfield Lien Instrument") from Mortgagor to Mortgagee granting to Mortgagee a security interest in certain property (the "Southfield Property") in the County of Oakland, State of Michigan, the Note, that certain Loan Commitment (the "Commitment") dated of even date herewith between Mortgagor and Mortgagee, that certain Devonshire Absolute Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee and that certain Southfield Absolute Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee (collectively the

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"Absolute Assignment"), that certain Brookdale Living Communities, Inc.
Certification of even date herewith, that certain Limited Liability Company Supplement as dated contemporaneously herewith, any other supplements and authorizations required by Mortgagee) and any other agreement entered into or document executed by Mortgagor and delivered to Mortgagee in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement of even date herewith given by Brookdale Living Communities, Inc., a Delaware corporation, ("Principal") to Mortgagee (the "Environmental Indemnity Agreement"), as any of the foregoing may be amended from time to time.

      TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR COVENANTS AND AGREES:

PAYMENT OF DEBT. Mortgagor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

OWNERSHIP. Mortgagor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title insurance policy received by Mortgagee. Mortgagor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

MAINTENANCE OF PROPERTY AND COMPLIANCE WITH LAWS. Mortgagor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair, reasonable wear and tear excepted; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Mortgagee to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Mortgagee determines to be necessary in order to monitor Mortgagor's compliance with applicable laws and regulations regarding hazardous materials affecting the Property.

USING CHLORINATED SOLVENTS. Mortgagor agrees not to lease any of the Property, without the prior written consent of Mortgagee, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses, and Mortgagor covenants that it shall not use or store chlorinated solvents at the Property.

BUSINESS RESTRICTION REPRESENTATION AND WARRANTY. Mortgagor represents and warrants that Principal, Mortgagor, all persons and entities directly owning an ownership interest in Principal and all persons and entities directly or indirectly owning an ownership interest in Mortgagor (except for any person or entity indirectly owning an ownership interest in Principal), all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Mortgagee in connection with the Indebtedness, and, to the best of the knowledge of Mortgagor, all

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persons and entities indirectly owning an ownership interest in Principal: (i)
are not, and shall not become, a person or entity with whom Mortgagee is restricted from doing business with under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

INSURANCE. Mortgagor agrees to keep the Property insured for the protection of Mortgagee and Mortgagee's wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Mortgagee may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Mortgagee, or at Mortgagee's option, to keep certificates of insurance (Acord 27 for all property insurance and Acord 25-S for all liability insurance) evidencing all insurance coverages required hereunder on deposit with Mortgagee, which certificates shall provide at least thirty (30) days notice of cancellation to Mortgagee and shall list Mortgagee as the certificate holder; that insurance loss proceeds from all property insurance policies, whether or not required by Mortgagee (less expenses of collection) shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Mortgagee elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due thereon.

      Notwithstanding the foregoing provision, Mortgagee agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Note and if the casualty occurs prior to the last year of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

      (a) There is no existing Event of Default at the time of casualty, and if there shall occur any Event of Default after the date of the casualty, Mortgagee shall have no further obligation to release insurance loss proceeds hereunder during the continuation thereof.

      (b) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Property by Mortgagor.

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      (c)   Mortgagee shall be reasonably satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Mortgagor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Mortgagee, be applied on the Indebtedness, without a prepayment fee, whether or not due, or be released to Mortgagor.

      (d) If required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no adverse environmental impact to the Property resulted from the casualty.

      (e) Mortgagee shall release casualty insurance proceeds as restoration of the Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) and no default with respect to which Mortgagee shall have given Mortgagor notice pursuant to the NOTICE OF DEFAULT provision herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration, and (ii) Mortgagee shall receive an administration fee equal to 1% of the cost of restoration.

      (f) Prior to each release of funds, Mortgagor shall obtain for the benefit of Mortgagee an endorsement to Mortgagee's title insurance policy insuring Mortgagee's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Mortgagee.

      (g) Mortgagor shall pay all costs and expenses incurred by Mortgagee, including, but not limited to, reasonable outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Mortgagee in its reasonable discretion.

      (h) All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

      (i) Mortgagee shall be satisfied that Projected Debt Service Coverage of at least 1.10 will be produced from the leasing of not more than 185 units in the Property to former residents or approved new residents with leases satisfactory to Mortgagee for terms of at least one year to commence not later than (30) days following completion of such restoration ("Approved Leases").

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      "Projected Debt Service Coverage" means a number calculated by dividing
Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 25 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefore (whether or not interest payments based on such face rates are required).

      "Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A) The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)   the following:

      (i) a replacement reserve for capital improvements, unit remodels and structural items based on not less than $350 per unit per annum;

      (ii) the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 93% of the units at the Property;

      (iii) the amount, if any, by which the actual management fee is less than 5% of effective gross revenue during such fiscal period;

      (iv) the amount, if any, by which the actual real estate taxes are less than $2,252 per unit per annum; and

      (v) the amount, if any, by which total actual operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $14,602 per unit per annum.

      All projections referenced above shall be calculated in a manner satisfactory to Mortgagee in its reasonable discretion.

CONDEMNATION. Mortgagor hereby assigns to Mortgagee (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation

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Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); any Condemnation Proceeds shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents. Any portion of such award and proceeds not applied to restoration shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents. Notwithstanding the foregoing, if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last year of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, provided that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible, and provided that the following conditions are satisfied:

      (a) There is no existing Event of Default at the time of the Taking, and if there shall occur any Event of Default after the date of the Taking, Mortgagee shall have no further obligation to release Condemnation Proceeds hereunder.

      (b) Mortgagee shall be reasonably satisfied that all Condemnation Proceeds so held, together with supplemental funds to be made available by Mortgagor, shall be sufficient to complete the restoration of the Property. Any remaining Condemnation Proceeds may, at the option of Mortgagee, be applied on the Indebtedness, whether or not due, or be released to Mortgagor.

      (c) If reasonably required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no adverse environmental impact to the Property resulted from the Taking.

      (d) Mortgagee shall release Condemnation Proceeds as restoration of the Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) and no default with respect to which Mortgagee shall have given Mortgagor notice pursuant to the NOTICE OF DEFAULT provision herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration, and (ii) Mortgagee shall receive an administration fee equal to 1% of the cost of restoration.

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      (e)   Prior to each release of funds, Mortgagor shall obtain for the benefit of Mortgagee an endorsement to Mortgagee's title insurance policy insuring Mortgagee's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Mortgagee.

      (f) Mortgagor shall pay all costs and expenses incurred by Mortgagee, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Mortgagee in its reasonable discretion.

      (g) All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

      (h) Mortgagee shall be satisfied that Projected Debt Service Coverage of at least 1.10 will be produced from the leasing of not more than 185 units to former residents or approved new residents with leases satisfactory to Mortgagee for terms of at least one year to commence not later than thirty (30) days following completion of such restoration ("Approved Leases").

TAXES AND SPECIAL ASSESSMENTS. Mortgagor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Mortgagee in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Mortgagee within 30 days after Mortgagee shall have given a written request to Mortgagor, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Mortgagor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Mortgagee.

PERSONAL PROPERTY. With respect to the Personal Property, Mortgagor hereby represents, warrants and covenants as follows:

      (a) Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever, except as otherwise permitted herein. Mortgagor shall notify Mortgagee of, and shall indemnify and defend Mortgagee and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

      (b) Except as otherwise provided above, Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Mortgagee.

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      (c) Until the Indebtedness is paid in full, Mortgagor (i) shall not change its legal name without providing Mortgagee with thirty (30) days prior written notice; (ii) shall not change its state of organization and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity.

      (d) At the request of Mortgagee, Mortgagor shall join Mortgagee in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to Mortgagee, and Mortgagor shall pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable. Mortgagor shall also, at Mortgagor's expense, take any and all other action requested by Mortgagee to perfect Mortgagee's security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Mortgagor's commercially reasonable efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Mortgagee's security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

OTHER LIENS. Mortgagor agrees to keep the Property or any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument, except for that certain Devonshire Second Open-End Mortgage and Security Agreement of even date herewith executed by Mortgagor, and any trade debt shown on Exhibit B attached hereto. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Mortgagor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the ownership interests in Mortgagor, shall constitute a default under the terms of this instrument; except that upon written notice to Mortgagee, Mortgagor may, after the Loan Closing Date (as defined in the Commitment), proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Mortgagee.

COSTS, FEES AND EXPENSES. Mortgagor agrees to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; to pay all costs and expenses, including the cost of obtaining evidence of title and reasonable attorney's fees, incurred in connection with any such action or proceeding; and to pay any and all attorney's fees and expenses of collection and enforcement in the event the Note is placed in the hands of an attorney for collection, enforcement of any of the Loan Documents is undertaken or suit is brought thereon.

FAILURE OF MORTGAGOR TO ACT. If Mortgagor fails to make any payment or do any act as herein provided, Mortgagee may, without obligation so to do, without notice to or demand

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upon Mortgagor and without releasing Mortgagor from any obligation hereof: (i)
make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Mortgagee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Mortgagor immediately upon demand with interest from date of expenditure at the Default Rate (as defined in the Note). All sums so expended by Mortgagee and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

EVENT OF DEFAULT. Any default by Mortgagor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

NOTICE OF DEFAULT. A default in any payment required in the Note or any other Loan Document, whether or not payable to Mortgagee, (a "Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Monetary Default to Mortgagor and Mortgagor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Mortgagee) within five (5) business days after the date on which Mortgagee shall have given such notice to Mortgagor.

      Any other default under the Note or under any other Loan Document (a "Non-Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Non-Monetary Default to Mortgagor and Mortgagor shall not have cured such Non-Monetary Default within thirty (30) days after the date on which Mortgagee shall have given such notice of default to Mortgagor (or, if the Non-Monetary Default is not curable within such 30-day period, Mortgagor shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Mortgagee).

      In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

APPOINTMENT OF RECEIVER. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Mortgagee (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then

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value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and or whether the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

FORECLOSURE. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Mortgagee (to be exercised at any time that said Event of Default continues to exist), become immediately due and payable for all purposes without any notice or demand, except as required by law (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Mortgagee may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Mortgagee may, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Mortgagee may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Mortgagee is hereby further authorized and empowered, as agent or attorney in fact, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Mortgagee may think best), and all the right, title and interest of Mortgagor therein, by advertisement or in any manner provided by the laws of the jurisdiction in which the Property is located (MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by law; and Mortgagee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorneys' fees as herein provided, apply such proceeds to the Indebtedness, including all sums advanced or expended by Mortgagee or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Mortgagor, the heirs, successors and assigns of Mortgagor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Mortgagor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

CROSS-DEFAULT; ANTIMARSHALLING. In the event there shall be a default under that certain Gaines Ranch Third Mortgage and Security Agreement (the "Gaines Ranch Third Lien Instrument") of even date herewith executed by AH Texas Owner Limited Partnership, an

Ohio limited partnership, (the "Gaines Ranch Borrower") and granting a third lien on certain property in the County of Travis, State of Texas (the "Gaines Ranch Property") to Mortgagee, such default shall constitute a default under this instrument and Mortgagee, at its option after such default becomes an Event of Default, may declare the Indebtedness due and collectible at once, and may exercise or cause to be exercised, all of its rights and remedies under this instrument and the Gaines Ranch Third Lien Instrument concurrently or separately and in such order as Mortgagee may determine.

In the event there shall be any Event of Default under this instrument, Mortgagee may institute (i) a joint proceeding with respect to this instrument, the Southfield First Lien Instrument, and the Gaines Ranch Third Lien Instrument or (ii) separate proceedings with respect to each lien instrument. Said separate proceedings may be instituted simultaneously or in such order and at such times as Mortgagee may elect and no such election shall waive any right of Mortgagee to subsequently enforce any such lien instrument in the same or any other proceedings. The pendency of any proceedings with respect to any lien instrument shall not be grounds for the abatement or for hindering, delaying or preventing any proceedings with respect to any other lien instrument. An Event of Default under each lien instrument shall constitute a separate cause of action, and the institution of proceedings upon one or two, but not all three, shall not be construed as a splitting or waiver of a cause by Mortgagee. Mortgagor, on behalf of itself and any transferee of the Property, hereby waives any right which it may have to require Mortgagee, and Mortgagee shall not be required, to marshall assets or to proceed against any one property secured by said lien instruments prior to or contemporaneously with proceeding against any other property secured by said lien instruments, or to proceed against the property upon which a lien is placed by any one lien instrument prior to or contemporaneously with proceeding against a property upon which a lien is placed by any other lien instrument.

Mortgagor acknowledges and agrees that (a) the foregoing cross default provisions are a material part of the consideration given to Mortgagee as an inducement to make the loans evidenced by the Note and that certain Promissory Note of even date herewith executed by the Gaines Ranch Borrower in favor of Mortgagee, (b) Mortgagor and the Gaines Ranch Borrower are affiliates and each has received valuable consideration as a result of Mortgagee agreeing to make said loans, and (c) the structure of said loans including multiple notes and mortgages and the cross default provisions are agreed to by Mortgagor as an inducement to Mortgagee to make the loans at the amounts and the interest rate provided therein.

PROHIBITION ON TRANSFER. The present ownership and management of the Property is a material consideration to Mortgagee in making the loan secured by this instrument, and Mortgagor shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or
(iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Mortgagor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Mortgagor shall constitute a default under the terms of this instrument.

      For purposes of this instrument, a "Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the ownership of the voting stock of such corporation; in the case of a trust, a change in, or the existence of a lien on, the beneficial ownership of such trust; in the case of a limited liability company, a change in the ownership of, or the existence of a lien on, the limited liability company interests of such limited liability company; in the case of a partnership, a change in the ownership of, or the existence of a lien on, the partnership interests of such partnership.

      The continuing ownership and influence of Principal, AH Michigan Owner Limited Partnership, an Ohio limited partnership, ("AHMI") and AH Pennsylvania Limited Partnership, an Ohio limited partnership, ("AHPA") is an important factor to Mortgagee. Accordingly, notwithstanding the above, a transfer of ownership interests in both AHMI and AHPA shall be permitted only if the following is true immediately after such transfer: (a) Principal continues to own, directly or indirectly, free and clear of any security interest, a 100% interest in both AHMI and AHPA; and (b) Principal has a controlling interest in both AHMI and AHPA; provided that if at any time thereafter (a) and (b) above do not continue to be true, a change in the proportionate ownership of Mortgagor shall be deemed to have taken place in violation of this provision. For purposes hereof, the "controlling interest" shall mean the possession by any person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another entity, whether through ownership interest, by contract or otherwise.

FINANCIAL STATEMENTS. Mortgagor agrees to furnish to Mortgagee:

(A) the following financial statements for the Property within 90 days after the close of each fiscal year of the Mortgagor (the "Property Financial Statements Due Date"):

      (i)   an audited balance sheet as of the last day of such fiscal year; and

      (ii) an audited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between leasing commissions, tenant improvements, capital maintenance, common area renovation, and expansion; and if the audited statement is not detailed, an unaudited statement with sufficient detail will also be required; and

      (iii) a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, expense reimbursements, and any other recovery items; and

      (iv) a sales report for such fiscal year identifying monthly and yearly sales by all tenants required under their leases to report sales; and

      (v)   an operating budget for the current fiscal year; and

      (vi)  an audited statement of cash flows for such fiscal year; and

(B) the following financial statements for Principal within 90 days after the close of each fiscal year of Principal (the "Principal Financial Statements Due Date")

      (i)   an audited balance sheet as of the last day of such fiscal year; and

      (ii)  an audited statement of cash flows for such fiscal year.

      The Property Financial Statements Due Date and the Principal Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

      The financial statements identified in sections (A)(i), (A)(ii), (B)(i) and (B)(ii) above shall each be prepared in accordance with generally accepted accounting principles by Ernst & Young LLP. All unaudited statements shall contain a certification by a senior officer of the general partner of AHMI stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above shall be borne by Mortgagor.

      Mortgagor acknowledges that Mortgagee requires the financial statements to record accurately the value of the Property for financial and regulatory reporting.

      In addition to all other remedies available to Mortgagee hereunder, at law and in equity, if any financial statement or proof of payment of property taxes and assessments is not furnished to Mortgagee as required in this section entitled "FINANCIAL STATEMENTS" and in the section entitled "TAXES AND SPECIAL ASSESSMENTS", within 30 days after Mortgagee shall have given written notice to Mortgagor that it has not been received as required,

      (x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the "Increased Rate"); and

      (y) Mortgagee may elect to obtain an independent appraisal and audit of the Property at Mortgagor's expense, and Mortgagor agrees that it will, upon request, promptly make Mortgagor's books and records regarding the Property available to Mortgagee and the person(s) performing the appraisal and audit (which obligation Mortgagor agrees can be specifically enforced by Mortgagee).

      The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be increased to reflect the higher interest rate. Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the financial statements and proof of payment of property taxes and assessments (as requested by Mortgagee) shall be furnished to Mortgagee as required. Commencing on the date on which the financial statements and proof of payment of property taxes and assessments are received by Mortgagee, interest on the unpaid principal balance shall again accrue at the Interest Rate and the payments due during the remainder of the term of the Note shall be reduced to reflect the lower interest rate. Notwithstanding the foregoing, Mortgagee shall have the right to conduct an independent audit at its own expense at any time.

FUTURE ADVANCES. This is an Open-End Mortgage securing future advances pursuant to 42 Pa. C.S.A. Section 8144. WITHOUT LIMITING ANY OTHER PROVISION OF THIS MORTGAGE, THIS MORTGAGE SECURES UNPAID BALANCES OF ADVANCES MADE, WITH RESPECT TO THE PROPERTY, FOR THE PAYMENT OF TAXES, ASSESSMENTS, MAINTENANCE CHARGES, INSURANCE PREMIUMS OR COSTS INCURRED FOR THE PROTECTION OF THE PROPERTY OR THE LIEN OF THE MORTGAGE, OR EXPENSES INCURRED BY THE MORTGAGEE BY REASON OF DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE. SUCH ADVANCES INCLUDE, WITHOUT LIMITATION, ALL ADVANCES MADE AS PROVIDED IN THE NOTE AND THE OTHER LOAN DOCUMENTS. The receipt by Mortgagee of written notice either from Mortgagor or another party, purportedly sent to terminate, limit, or restrict future advances, whether or not such notice is sent pursuant to the provisions of 42 Pa. C.S.A. Section 8143(b) or 8143(c) and whether or not such notice is effective thereunder, shall be an Event of Default hereunder without the benefit of notice or a cure period for Mortgagor.

PROPERTY MANAGEMENT. The management company shall be satisfactory to Mortgagee during the term of the Note. Mortgagee hereby acknowledges that Brookdale Living Communities of Pennsylvania-ML, Inc. shall be deemed satisfactory to Mortgagee. The Management and Operating Agreement for the Property shall be satisfactory to Mortgagee. The termination of, or a material modification to, the Management and Operating Agreement for the Property without Mortgagee's prior written consent shall be a default under this instrument.

RIGHT OF FIRST REFUSAL FOR FUTURE FINANCING INVOLVING THE PROPERTY. Mortgagee shall have the right of first refusal for any future mortgage loan, purchase/lease or other financing transaction involving the Property, and to be obtained by or for the benefit of Mortgagor or any person or entity controlled by, related to or associated with Mortgagor.

      In the event Mortgagor submits to Mortgagee a proposal seeking financing together with sufficient documentation (of the type customarily provided to financial institutions in such circumstances) to permit evaluation and underwriting, the proposal shall be submitted to Mortgagee at its Chicago Real Estate Investment Office at least thirty (30) days prior to the date on which Mortgagee must elect to offer or refuse to offer the financing requested.

      In the event Mortgagor submits to Mortgagee a copy of a bona fide offer of financing from another lending institution which describes (a) the loan amount,
(b) term, (c) security, (d) interest rate, (e) frequency of payments, (f) prepayment terms and (g) loan fees, together with sufficient information about the proposed development to permit evaluation and underwriting, the proposal shall be submitted to Mortgagee at its Chicago Real Estate Investment Office at least thirty (30) days prior to the date on which Mortgagee must elect to offer or refuse to offer the financing requested.

      If Mortgagor accepts any financing, Mortgagor agrees to accept any financing offered by Mortgagee pursuant to its right of first refusal provided that Mortgagee's financing offered is on competitive terms with commitments or offers received from other sources for the same financing. Mortgagee's refusal to offer the financing requested shall not be deemed to be a waiver by Mortgagee of its right of first refusal to finance the same Property if Mortgagor is unsuccessful in procuring from another source that financing which was previously offered to and refused by Mortgagee. Regardless of whether a bona fide offer brought to Mortgagee for financing involves just one of the Property, the Gaines Ranch Property, or the Southfield Property, a combination of two of them, or all three of them, Mortgagee's right of first refusal shall only be with respect to the particular combination or property involved in the offer brought to it by Mortgagor, and Mortgagee shall not have a right of first refusal for a different combination or a different property.

DEPOSITS BY MORTGAGOR. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Mortgagee shall thence forth have the option to require Mortgagor to deposit funds with Mortgagee, in monthly or other periodic installments in amounts reasonably estimated by Mortgagee from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Mortgagee shall be insufficient to pay any of said expenses, Mortgagor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Mortgagee to be applied to the payment of such real estate taxes and special assessments and, at the option of Mortgagee after default, the Indebtedness.

NOTICES. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Mortgagor by certified mail or reputable courier service shall be addressed to Mortgagor c/o Brookdale Living Communities, Inc., Attn:

R. Stanley Young, 330 N. Wabash Avenue, Suite 1400, Chicago, IL, 60611 with a copy to c/o Brookdale Living Communities, Inc., Attn: Deborah Paskin, 330 N. Wabash Avenue, Suite 1400, Chicago, IL, 60611 or such other address in the United States of America as Mortgagor shall designate in a notice to Mortgagee given in the manner described herein. Any notice sent to Mortgagee by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Mortgagee shall designate in a notice given in the manner described herein. Any notice given to Mortgagee shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

MODIFICATION OF TERMS. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Mortgagee may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

EXERCISE OF OPTIONS. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Mortgagee is given any option, such option may be exercised when the right accrues or at any time thereafter, and no acceptance by Mortgagee of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

NATURE AND SUCCESSION OF AGREEMENTS. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term "Mortgagee" shall include the owner and holder of the Note.

LEGAL ENFORCEABILITY. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Mortgagor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

LIMITATION OF LIABILITY. Notwithstanding any provision contained herein to the contrary, the personal liability of Mortgagor shall be limited as provided in the Note.

MISCELLANEOUS. Time is of the essence in each of the Loan Documents. The remedies of Mortgagee as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Mortgagee of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Mortgagor and Mortgagee. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

WAIVER OF JURY TRIAL. Mortgagor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Mortgagor, Mortgagee or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Mortgagee is a party.

CAPTIONS. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

GOVERNING LAW. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

      IN WITNESS WHEREOF, this instrument has been executed by the Mortgagor as of the day and year first above written.

                                   BROOKDALE SENIOR HOUSING, LLC, a
                                   Delaware limited liability company

                                   By: AH Michigan Owner Limited Partnership, an
                                       Ohio limited partnership, a member

                                       By: AH Michigan CGP, Inc., an Ohio
                                           corporation, its sole general partner

                                           By: /s/ R. Stanley Young
                                               ---------------------------
                                               R. Stanley Young
                                               Its Vice President

                                   By: AH Pennsylvania Owner Limited
                                       Partnership, an Ohio limited
                                       partnership, a member

                                       By: AH Pennsylvania CGP, Inc., an Ohio
                                           corporation, its sole general partner

                                           By: /s/ R. Stanley Young
                                               ---------------------------
                                               R. Stanley Young
                                               Its Vice President

                                   By: The Northwestern Mutual Life Insurance
                                       Company, a Wisconsin corporation, a
                                       member

                                       By: Northwestern Investment
                                           Management Company, LLC, a
                                           Delaware limited liability
                                           company, its wholly-owned
                                           affiliate and authorized
                                           representative

                                           By: /s/ David D. Clark
                                               ---------------------------
                                               David D. Clark
                                               Its Managing Director

                                           Attest: /s/ Daniel C. Knuth
                                                   -------------------------
                                                   Daniel C. Knuth
                                                   Its Assistant Secretary

STATE OF Illinois                  )
                                   )ss.
COUNTY OF Cook                     )

      On this, the  30th  day of    September    2003   before me the
                   ______        ______________,   ___,
subscriber, a notary public in and for Cook County, Illinois  personally
                                       _____________________,
appeared R. Stanley Young who acknowledged himself to be the Vice President of AH Michigan CGP, Inc., an Ohio corporation, the general partner of AH Michigan Owner Limited Partnership, an Ohio limited partnership, a member of BROOKDALE SENIOR HOUSING, LLC, a Delaware limited liability company, and that he, as such Vice President being authorized to do so, executed the foregoing instrument or the purposes contained by signing the name of the corporation by himself as Vice President of AH Michigan CGP, Inc.

                                                    /s/ Cheryl Miller
                                        ________________________________________
                                                      Notary Public

My commission expires: 5/31/06

STATE OF Illinois                  )
                                   )ss.
COUNTY OF Cook                     )

On this, the   30th   day of   September   2003   before me the subscriber, a
             ________        ____________,   ___,
notary public in and for  Cook County, Illinois   personally appeared R. Stanley
                         _______________________,
Young who acknowledged himself to be the Vice President of AH Pennsylvania CGP, Inc., an Ohio corporation, the general partner of AH Pennsylvania Owner Limited Partnership, an Ohio limited partnership, a member of BROOKDALE SENIOR HOUSING, LLC, a Delaware limited liability company, and that he, as such Vice President being authorized to do so, executed the foregoing instrument or the purposes contained by signing the name of the corporation by himself as Vice President of AH Pennsylvania CGP, Inc.

                                                    /s/ Cheryl Miller
                                        ________________________________________
                                                      Notary Public

My commission expires: 5/31/06

STATE OF WISCONSIN                 )
                                   )ss.
COUNTY OF MILWAUKEE                )

      On this, the 26th day of September, 2003, before me the subscriber, a notary public in and for Milwaukee County, Wisconsin, personally appeared David
D. Clark and Daniel C. Knuth who acknowledged themselves to be the Managing Director and Assistant Secretary, respectively, of Northwestern Investment Management Company, LLC, a Delaware limited liability company, and that they, as such Managing Director and Assistant Secretary being authorized to do so, executed the foregoing instrument on behalf of The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member of BROOKDALE SENIOR HOUSING, LLC, a Delaware limited liability company, for the purposes contained by signing the name of the corporation by themselves as Managing Director and Assistant Secretary of Northwestern Investment Management Company, LLC, authorized representative of The Northwestern Mutual Life Insurance Company, a member of BROOKDALE SENIOR HOUSING, LLC.

                                        /s/ Janet M. Szukalski
                                        ---------------------------------
                                        Janet M. Szukalski, Notary Public

My commission expires: May 9, 2004

This instrument was prepared by Judith Perkins, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

                                   EXHIBIT "A"

                          DEVONSHIRE LEGAL DESCRIPTION:

PARCEL 1:

ALL THAT CERTAIN lot or parcel of land, Situate in the Municipality of Mt. Lebanon, County of Allegheny and Commonwealth of Pennsylvania, being all of Parcel A-2 in the Revised Toner Plan of record in the Recorder's Office of Allegheny County in Plan Book Volume 214 page 5 and 6.

BEING designated as Block 97-L, Lot 170 in the Deed Registry Office of Allegheny County, Pennsylvania.

THE ABOVE ALSO DESCRIBED on ALTA/ACSM Land Title Survey prepared by The Gateway Engineers, Inc., Pittsburgh, PA dated May, 1999, last revised July 25, 2003, as follows:

ALL THAT CERTAIN parcel of land, being Parcel A-2 in the Revised Toner Plan, situate in the Municipality of Mt. Lebanon, Allegheny County, Pennsylvania; more particularly bound and described as follows:

BEGINNING at a point on the southwesterly right of way line of Dorchester Avenue, 40.00 feet wide, at the line dividing Parcel A-2 in the Revised Toner Plan as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 214, Pages 5 and 6, and lands now or formerly of Province of St. Augustine of the Capuchin Order; thence from said point of beginning by the southwesterly right of way line of said Dorchester Avenue S
50 degrees 57' 00" E a distance of 718.50 feet to a point on the line dividing Parcel A-2 in said Revised Toner Plan and Lot 1 in the Zelonis Plan of Lots as recorded in the Office of the Recorder of Deed of Allegheny County, Pennsylvania, in Plan Book Volume 44, Page 160; thence by the line dividing Parcel A-2 in said Revised Toner Plan from Lot 1 in said Zelonis Plan of Lots, Lots 16 through 22 in the Dorchester Heights Plan of Lots as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 55, Pages 175 and 176 and lands now or formerly of Anna Mae Rooney S
36 degrees 26' 00" W a distance of 668.58 feet to a point on the line dividing Parcel A-2 in said Revised Toner Plan and lands now or formerly of Anna Mae Rooney; thence by the line dividing Parcel A-2 in said Revised Toner Plan and lands now or formerly of Anna Mae Rooney S 03 degrees 22' 00" W a distance of
978.14 feet to a point; thence by the line dividing Parcel A-2 in said Revised Toner Plan from lands now or formerly of Anna Mae Rooney and lands now or formerly of William A. Mooney N 72 degrees 14' 00" W a distance of 100.48 feet to a point on the line dividing Parcel A-2 in said Revised Toner Plan and lands now or formerly of William A. Mooney; thence by the line dividing Parcel A-2 in said Revised Toner Plan from lands now or formerly of William A. Mooney and lands now or formerly of Household Finance Consumer Discount Company N
77 degrees 44' 00" W a distance of 69.30 feet to a point on the line dividing Parcel A-2 in said Revised Toner Plan and lands now or formerly of Household Finance Consumer Discount Company; thence by the line dividing Parcel A-2 in said Revised Toner Plan from lands now or formerly of Household Finance Consumer Discount Company, lands now or formerly of Dennis J. Miller, and lands now or formerly of Carl J. Volk N 58 degrees 44' 00" W a distance of 158.47 feet to a point on the line dividing Parcels A-2 and Parcel C in the Toner Plan as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 207, Pages 73 through 76; thence by the line dividing Parcel A-2 in said Revised Toner Plan and Parcel C in said Toner Plan the following five (5) courses and distances:

      N 15 degrees 09' 00" E a distance of 602.08 feet;

      N 37 degrees 15' 30" E a distance of 76.64 feet;

      N 35 degrees 05' 00" W a distance of 456.00 feet;

      N 69 degrees 26' 00" W a distance of 168.38 feet;

      N 36 degrees 00' 00" W a distance of 490.00 feet to a point on the line dividing Parcel A-1 and Parcel A-2 in said Revised Toner Plan;

THENCE by the line dividing Parcel A-1 and Parcel A-2 in said Revised Toner Plan the following three (3) courses and distances:

N 73 degrees 40' 41" E a distance of 242.00 feet to a point of curvature;
in a northeasterly direction by a curve bearing to the left having a radius of
217.67 feet through an arc distance of 147.90 feet to a point of tangency;
N 34 degrees 44' 50" E a distance of 29.41 feet to a point;

THENCE by the line dividing Parcel A-2 in said Revised Toner Plan from Parcel A-1 in said Revised Toner Plan and lands now or formerly of Province of St. Augustine of the Capuchin Order N 60 degrees 04' 30" E a distance of 383.86 feet to a point on the southwesterly right of way line of said Dorchester Avenue, at the point of beginning.

CONTAINING an area of 925,429.31 square feet or 21.245 acres.

PARCEL 2:

TOGETHER with an easement for ingress, egress and regress for access to and from McNeilly Road and proposed utility easement through Parcel A-1 in the Revised Toner Plan of record in the Recorder's Office of Allegheny County in Plan Book Volume 214, pages 5 and 6.

PARCEL 3:

TOGETHER with a Sanitary Sewer, 15 feet in width, as created by Sewer Easement Agreement by and between Dennis J. Miller, et ux. and St. Margaret Nursing Home Corp. dated February 9, 1998 and recorded in Deed Book Volume 10136 page 375.

PARCEL 4:

TOGETHER with all of the appurtenant rights and easements created by Easement Agreement by and between St. Margaret Nursing Home Corp. and AH Pennsylvania Owner Limited Partnership, dated 7/28/1999 recorded 8/24/1999 in Deed Book Volume 10563 page 368.

PARCEL 5:

TOGETHER with the benefits conferred and burdens imposed by that certain driveway easement through Parcel A-1 in the Revised Toner Plan, more particularly bounded and described on ALTA/ACSM Land Title Survey created by The Gateway Engineers, Inc., Pittsburgh, PA dated May, 1999, last revised July 25, 2003, as follows:

Beginning at a point at the intersection of the line dividing Parcel B in the Toner Plan as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 207, Pages 73 through 76, Parcel A-1 in the Revised Toner Plan as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 214, Pages 5 and 6 and the centerline of a proposed driveway easement, 15.00 feet wide, said point being S 39 degrees 03' 00" W a distance of 69.18 feet

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from the southwesterly right of way line of Dorchester Avenue, 40.00 feet wide;
thence from said point of beginning by the centerline of said proposed driveway easement and through Parcel A-1 in said Revised Toner Plan S 16 degrees 36' 45" E a distance of 270.25 feet to a point; thence continuing by and through same S 32 degrees 20' 09" E a distance of 89.07 feet to a point on the northerly side of an easement for ingress, egress and regress.

SUBJECT to the sidelines of said proposed driveway easement, which are to commence on the line dividing Parcel B in said Toner Plan and Parcel A-1 in said Revised Toner Plan, maintain a uniform distance of 7.50 feet from the above described centerline, and terminate on the northerly side of an easement for ingress, egress and regress.

PARCEL 6:

TOGETHER with the benefits conferred and burdens imposed by that certain driveway easement through Parcel B in the Toner Plan, more particularly bounded and described on ALTA/ACSM Land Title Survey created by The Gateway Engineers, Inc., Pittsburgh, PA dated May, 1999, last revised July 25, 2003, as follows:

BEGINNING at a point at the intersection of the southwesterly right of way line of Dorchester Avenue, 40.00 feet wide, and the centerline of a proposed driveway easement, 15.00 feet wide, said point being N 50 degrees 57' 00" W a distance of
101.30 feet from the line dividing Parcel B in the Toner Plan as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 207, Pages 73 through 76, and Parcel A-1 in the Revised Toner Plan as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 214, Pages 5 and 6; thence from said point of beginning by the centerline of said proposed driveway easement and through Parcel B in said Toner Plan S 16 degrees 36' 45" E a distance of 122.7 feet, more or less, to a point on the line dividing Parcel B in said Toner Plan and Parcel A-1 in said Revised Toner Plan.

SUBJECT to the sidelines of said proposed driveway easement, which are to commence on the southwesterly right of way line of said Dorchester Avenue, maintain a uniform distance of 7.50 feet from the above described centerline, and terminate on the line dividing Parcel B in said Toner Plan and Parcel A-1 in said Revised Toner Plan.

Parcel No. Block 97-L, Lot 170

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